Exhibit (23)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00000) pertaining to the Pre-Tax Savings Plan — (Clarksdale) of Cooper Tire & Rubber Company of our report dated June 23, 2004, with respect to the financial statements and schedule of the Cooper Tire & Rubber Company Pre-Tax Savings Plan — (Clarksdale) included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

Toledo, Ohio

/S/ Ernst & Young LLP
June 23, 2004	Ernst & Young LLP